UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	TTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2021, Nancy DiMattia, the Chief Financial Officer (“CFO”) of Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), notified the Company that she has decided to retire from her positions with the Company no later than April 1, 2022. The Company intends to promptly begin a search for a new CFO. Ms. DiMattia will assist with the search and will continue with the Company as may be needed until April 1, 2022, to ensure a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

	By	/s/ Cabell H. Lolmaugh
Date: June 25, 2021	Name: Cabell H. Lolmaugh
Title: Chief Executive Officer